TRIMBLE NAVIGATION LIMITED
                                  EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF REGISTRANT

TR Navigation Corporation
(incorporated in California)

Trimble Specialty Products, Inc.
(incorporated in California)

Trimble Navigation Europe Limited
(organized under the laws of the United Kingdom)

Trimble Navigation International Foreign Sales Corporation
(organized under the laws of Barbados)

Trimble Navigation International Limited
(incorporated in California)

TNL Flight Services, Inc.
(incorporated in Texas)

Trimble Navigation New Zealand Limited
(organized under the laws of New Zealand)

DataCom Software Research Limited
(organized under the laws of New Zealand)

Trimble Navigation Italia s.r.l.
(organized under the laws of Italy)

Trimble Navigation Deutchland GmbH
(organized under the laws of Germany)

Trimble Navigation France S.A.
(organized under the laws of France)

Trimble Navigation Singapore PTE Limited
(organized under the laws of Singapore)

Trimble Navigation Iberica S.L.
(organized under the laws of Spain)

Trimble Navigation Australia Pty Limited
(organized under the laws of Australia)

Trimble Japan K.K.
(organized under the laws of Japan)

Trimble Export Limited
(incorporated in California)

Trimble Middle East WLL
(incorporated under the laws of Egypt)

Trimble Brasil Limitada
(incorporated under the laws of Brazil)

Trimble Mexico S. de R.L.
(incorporated under the laws of Mexico)